LORENT INVESTMENT COMPANY


FINANCIAL STATEMENTS

JUNE 30, 2003






TABLE OF CONTENTS


Independent Auditors' Report	1

Financial Statements

	Statement of Investments	2-3

	Statement of Assets and Liabilities	4

	Statement of Operations	5

	Statements of Changes in Net Assets	6

	Financial Highlights	7

	Notes to Financial Statements	8-9











To the Board of Directors
Lorent Investment Company

Independent Auditors' Report

We have audited the accompanying statement of assets and liabilities, including the statement of investments, of Lorent Investment Company (a corporation) as of June 30, 2003, and the related statement of operations,
changes in net assets and financial highlights for the year then ended.
  These financial statements and
financial highlights are the responsibility of the Company's management.
  Our responsibility is to express an
opinion on these financial statements and financial highlights based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of
America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about
whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmations of securities owned as of June 30, 2003, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as
evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position on Lorent Investment Company as of June 30, 2003, and the results of its operations, the changes in its net assets and financial highlights for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The statement of changes in net assets and financial highlights for the years ended June 30, 2002, 2001, 2000,
and 1999 were audited by other auditors, and they expressed an unqualified opinion on their report dated August
8, 2002, but they have not performed any auditing procedures since that date.




July 25, 2003		Blum and Clark
San Diego, California	Accountancy Group

LORENT INVESTMENT COMPANY

STATEMENT OF INVESTMENTS
"JUNE 30, 2003"

					Value

		Municipal Securities (72%):

105000	"Bolingbrook, Illinois, Residential Mortgage Revenue,"
		"due August 1, 2010, 7.50%"	$	127649
175000	"Detroit, Michigan, Convention FAC-REF COBO Hall"
		"Exposition PJ-FSA-CR, due September 30, 2012, 5.25%"		180092
250000	"Ferris State University, Michigan, Revenue Refunding"
		"General Obligation Bond, due October 1, 2015, 5.25%"		268500
50000	"Florida State Board of Education, due June 1, 2005, 7.00%"			50000
250000	"Florida State Board of Education, due May 1, 2009, 6.20%"			274725
150000	Florida State Turnpike Authority Revenue Refunding
	"Department of Transportation Series A Bond,"
		"due July 1, 2013, 5.00%"		151500
250000	"Gainesville, Florida, Utility System Revenue,"
		"due October 1, 2014, 6.50%"		299075
250000	Illinois Health Facility Authority Revenue Ref. Rockford Health
		"System, due August 15, 2015, 5.125%"		270700
175000	"Jefferson Parish, Louisiana, Single Family Mortgage Revenue"
		"Bond, due August 1, 2010, 7.10%"		221743
235000	"Kanawha County, West Virginia, Residential Mortgage Revenue,"
		"due September 1, 2011, 7.375%"		307921
250000	"Katy Texas Independent School District, Series A Bonds,"
		"due February 15, 2018, 5%"		264975
100000	"King County Washington School District, Kent Ref"
		"due December 1, 2014, 5.3%"		110700
250000	"Maine Health and Higher EDL FACS Authority Revenue,"
	"Maine Medical Center Service, due November 15, 2013, 5.00%"		257075
170000	Michigan State Hospital Finance Authority, due May 1, 2009 7.125% 197489

150000	"Muskegan County, MI Wastewater Management System No. 2,"
		"due July 1, 2016, 4.75%"		159765
215000	"New Jersey Health Care Facilities Financing Authority Revenue,"
		"due July 1, 2011, 6.90%"		256366
115000	"New Jersey Health Care Facilities Financing Authority Revenue,"
		"due July 1, 2009, 8.75%"		136884
200000	"New York, NY Ser J-MBIA IBC, due August 1, 2012 5.35%"			221840
75000	"New York State Dorm Authority Revenue FHA-HOSP, NY & "
		"Presbyterian, due August 1, 2014, 4.75%"		79740
150000	"St. Tammany, Louisiana, Public Trust Financing Authority Single"
		"Family Mortgage Revenue, due July 1, 2010, 7.20%"	 	174405
225000	"Seattle, Washington Municipal Light and Power Revenue "
		"Improvement and Referendum, due March 1, 2020, 5%"		237600

LORENT INVESTMENT COMPANY

STATEMENT OF INVESTMENTS
"JUNE 30, 2003"

					Value

	Municipal Securities (continued):

230000	"Tulsa County Oklahoma, Home Finance Authority"
		"Single Family Mortgage Revenue, due August 1, 2010, 6.90%"		291157
110000	University of California Revenue Refunding Multi-Purpose Projects
		"Series C, due September 1, 2007, 5.10%"		112849
100000	"University of Texas Revenue Series A Bonds, due"
		"August 15, 2016, 4.5%"		102430
145000	"Washington State Series B, due January 1, 2022, 5%"			150814
150000	"Washington State Motor Vehicle Fuel Tax Series, "
		"due January 1, 2023, 5%"		155370
250000	Western Minnesota Municipal Power Agency Power Supply
		"Revenue, due January 1, 2016, 6.625%"		317600
		"Total Municipal Securities (cost $4,767,962)"	$	5378964
		U.S. Government Obligations (3%):
250000	"United States Treasury note,"
		"due February 15, 2004, 5.875%"	$	257578
		"Total U.S. Government Obligations (cost $246,337)"	$	257578
		U.S. Agencies (21%):
280000	"Federal Home Loan Mortgage Medium term note,"
		"due December 12, 2017, 5.5%"	$	283584
250000	"Federal Home Loan Mortgage Medium term note,"
		"due February 15, 2017, 6.1%"	 	264450
250000	"Federal Home Loan Mortgage Medium term note,"
		"due February 15, 2022, 6.15%"	 	267300
360000	"Federal Home Loan Mortgage Medium term note,"
		"due August 15, 2012, 5.25%"	 	362025
100000	"Federal National Mortgage Association,"
		"due November 29, 2011, 5.36%"		104938
250000	"Federal National Mortgage Association,"
		"due August 20, 2004, 4.5%"		253400
		"Total U.S. Agencies (cost $1,486,469)"	$	1535697
		Mutual Funds (4%):
325000	Rochester Fund Municipals		$	299973
		"Total Mutual Funds (cost $300,000)"	$	299973
			"Total Investments (cost $6,800,768) "	$	7472212


LORENT INVESTMENT COMPANY

STATEMENT OF ASSETS AND LIABILITIES
"JUNE 30, 2003"



ASSETS:

	Cash and cash equivalents						$	204808
	Interest receivable								112632
	"Investments in securities, at value (cost $6,800,768)"				7472212

		Total assets							 	7789652


LIABILITIES:

	Accounts payable and accrued expenses						2400


"NET ASSETS, consisting of:"

	Accumulated net realized loss					$	-35150
	Net unrealized appreciation						671444
	Dividends paid in excess of net investment income			-22464
	Paid-in capital on shares of common stock				2759700
	Accumulated earnings as of the date of filing as
		Registered Investment Company					4413722
									$	7787252


SHARES OUTSTANDING								275970

NET ASSET VALUE PER SHARE						$	28.21




LORENT INVESTMENT COMPANY

STATEMENT OF OPERATIONS
"YEAR ENDED JUNE 30, 2003"





INVESTMENT INCOME:

	Interest income								$	364364
	Dividend income									16344

											380708

EXPENSES:

	Professional fees								13991
	Attorney fees									13424
	Custodian fees									2887
	Other expenses									219
											30521


	Net investment income								350187

REALIZED AND UNREALIZED GAIN
	ON INVESTMENTS:

	Net realized gain on investments						778
	Net increase in unrealized appreciation on investments				244301
	Net gain on investments								245079
		Net increase in net assets from operations			$	595266



LORENT INVESTMENT COMPANY

STATEMENTS OF CHANGES IN NET ASSETS
"YEARS ENDED JUNE 30, 2003 AND 2002 "



							2003			2002

INCREASE IN NET ASSETS FROM OPERATIONS:
	Net investment income			$	350187	 	$	373969
	Net realized gain on investments		778			11405
	Unrealized appreciation on investments		244301			92486

	Net increase in net assets resulting
		from operations				595266			477860

DISTRIBUTIONS TO STOCKHOLDERS FROM
	INVESTMENT INCOME				-367039			-369800
	Total increase in net assets			228227			108060


"NET ASSETS, BEGINNING "				7559025			7450965

"NET ASSETS, ENDING"				$	7787252		$	7559025

LORENT INVESTMENT COMPANY

FINANCIAL HIGHLIGHTS

					"YEARS ENDED JUNE 30, "
					2003		2002		2001		2000		1999
Per share information:
(for a share outstanding
	throughout the period)

"Net asset value, beginning "	$	27.39	$	27	$	26	$	26.69	$	27.21

Income from investment operations:
Net investment income			1.26	 	1.36	 	1.41	 	1.39		1.41
Net realized and unrealized
Gain (loss) on investments		0.89		0.38		1		-0.69		-0.53

Total from investment
		operations		2.15		1.74		2.41		0.7		0.88
Less: Distributions

Dividends from net investment													income:
		Taxable			-0.28		-0.36		-0.38		-0.27		-0.44
		Tax-exempt		-1.05		-0.99		-1.03		-1.12		-0.96

		Total distributions	-1.33		-1.35		-1.41		-1.39		-1.4

Change in net asset value
for the period	0.82		0.39		1		-0.69		-0.52

"Net asset value, ending"
$	28.21	$	27.39	$	27	$	26	$	26.69
Total return			0.076214108	 	0.064	 	0.096	 	0.0266	.	0.0321

Ratios/supplemental data:

"Net asset, end of period (000's)"$	7787	$	7559	$	7451	$	7174	$	7364
Ratio to average net assets of:
Expenses				0.4		0.36		0.4		0.41		0.39
Net investment income			4.56		5		5.34		5.27		5.22
Portfolio turnover rate			0.2377		0.5979		0.096		0.0491		0




NOTE 1.	NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Lorent Investment Company, incorporated in Texas, is registered under the Investment Company Act of 1940, as a diversified, closed-end management investment company. The Company seeks to provide investors with as high a level of current income as is consistent with the preservation of capital.

Significant Accounting Policies

Valuation of Securities

The Company's securities are valued on the basis of prices provided by an independent pricing service when, in the opinion of persons designated by the Company's directors, such prices are believed to reflect the fair market value of securities. Securities with a remaining maturity of 60 days or less are valued at amortized cost.

Federal Income Taxes

It is the Company's policy to comply with the requirements of the Internal Revenue Code applicable to "regulated investment companies" and to distribute all of its taxable and tax-exempt income to its stockholders.
 Therefore, no federal income tax provision is required.

Distributions

Dividends to stockholders are normally paid four (4) times a year, and recorded on the ex-dividend date.

General
The Company records security transactions based on the trade date.
 Interest income is accrued as earned. Realized gains and losses from the sale of securities are recorded on an identified cost basis.



NOTE 1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Significant Accounting Policies

Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimatesand assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.

NOTE 2.  INVESTMENT TRANSACTIONS

For the year ended June 30, 2003 purchases and sales of investment securities (excluding short-term securities and U.S. government obligations) were
 $0 and $360,000, respectively.

The total cost of securities for federal income tax purposes as of June 30, 2003 was $6,780,593.

The aggregate gross unrealized appreciation and depreciation, based on cost for federal income tax purposes, was as follows:

		Unrealized appreciation	$716,650
		Unrealized depreciation	  (25,031)
	Net unrealized appreciation	$691,619

NOTE 3.  RELATED PARTY TRANSACTIONS

For the year ended June 30, 2003 legal fees of $13,424 (consisting of reimbursed costs of $3,155 and legal fees of $10,269) were paid to the law firm of a
 stockholder/officer in his capacity as attorney for the Company.
 The Company pays no directors fees or investment advisory fees.

NOTE 4.  CAPITAL STOCK

As of June 30, 2003 there were 275,970 shares of $10 par value capital stock authorized, issued and outstanding.